Exhibit 99.1
[ATX LOGO]



          ATX Communications, Inc. RECEIVES NOTICE OF NASDAQ DELISTING
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                   Common Stock Anticipated to trade on OTCBB


New York, NY (August 15, 2002) - ATX Communications, Inc. ("ATX" or the "Company") a leading integrated communications provider, today announced that it has received notification from the Nasdaq Listing Qualifications Panel that it has denied ATX's request for continued listing on the Nasdaq National Market and that its common stock will be delisted at the opening of business on August 16, 2002. ATX's common stock is eligible to trade on the OTC Bulletin Board (OTCBB), and it is anticipated that it will begin trading on the OTCBB on August 16, 2002 under the symbol COMM.

"This decision will not affect any aspect of the day-to-day operations of our Company and does not change our strategic focus," stated Thomas Gravina, President and Chief Executive Officer of the Company. "We continue to execute aggressively against our plan to take market share away from the incumbent operators by offering our customers a compelling integrated communications solution while also delivering superior customer service. We look forward to executing our business plan, and, eventually perhaps, to a market environment that will have greater appreciation for the successful companies in the telecommunications sector."

CoreComm Limited (the predecessor of the Company) had previously announced that it had received notice of a Nasdaq Staff Determination on May 16, 2002, indicating that its common stock was subject to delisting from the Nasdaq National Market because CoreComm Limited did not comply with the minimum bid price and the minimum market value of publicly held shares requirements for continued listing (Marketplace Rule 4450(b)(4) and Rule 4450(b)(3), respectively). In connection with the second and final phase of the Company's recapitalization, Nasdaq agreed to treat ATX as a successor to CoreComm Limited and as a result, on July 2, 2002 Nasdaq transferred CoreComm Limited's listing on the Nasdaq National Market to ATX. The Company's listing status was addressed at a hearing before the Nasdaq Listing Qualifications Panel on June 28, 2002 and on August 15, 2002, the Panel issued its decision to delist ATX's common stock. The Company is considering requesting a review of this decision by the Nasdaq Listing and Hearing Review Council.

The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter equity securities. OTCBB securities are traded by a community of registered market makers that enter quotes and trade reports through a computer network. Information regarding the OTCBB, including stock quotes, can be found at http://www.otcbb.com. Investors should contact their broker for further information about executing trades in ATX's common stock on the OTCBB.

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About ATX
Founded in 1985, ATX Communications, Inc. is a facilities-based integrated communications provider offering local exchange carrier and inter-exchange carrier telephone, Internet, e-business, high-speed data, and wireless services to business and residential customers in targeted markets throughout the Mid-Atlantic and Midwest regions of the United States. ATX currently serves approximately 400,000 business and residential customers. For more information about ATX, please visit www.atx.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used herein, the words, "believe," "anticipate," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions identify such forward-looking statements. All references in this Safe Harbor legend to the Company shall be deemed to include ATX Communications and its subsidiaries and affiliates. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by such forward-looking statements. Such risks include the following: those detailed in the section entitled "Risk Factors" in the Company's amended Form S-1 registration statement and those detailed in the Company's 10-Q for the quarter ended June 30, 2002 filed with the Securities and Exchange Commission on August 14, 2002; order imbalances or selling pressure may result from the announcement of Nasdaq delisting and trading of ATX common stock on the OTCBB; the establishment and maintenance of an active trading market in ATX common stock on the OTCBB; our requesting a review of the delisting decision by the Nasdaq Listing and Hearing Review Council and if requested, the outcome of such review; the Company's ability to fund and execute its business plan; the Company's ability to obtain trade credit on favorable terms from vendors and service providers; and the Company's ability to maintain contracts that are critical to its operations. You should not place undue reliance on the forward-looking statements, which are not a guarantee of performance or results and are subject to a number of risks and uncertainties, which are outside of ATX's control. The cautionary statements contained or referred to in this press release should be considered in connection with any subsequent written or oral forward-looking statements and accompanying cautionary language that ATX or authorized persons acting on its behalf may disseminate. ATX disclaims any intent or obligation to update any forward-looking statements, whether as a result of changes in its assumptions, plans, intentions or expectations, new information, future events or otherwise, unless required by applicable law.

The Company disclaims any liability for any information displayed on http://www.otcbb.com.


For further information, please contact Winston Black, Director - Corporate Development at (212) 891-0939.

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